NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 16, 2007

To Our Stockholders:

The Annual Meeting of Stockholders of Convergence Ethanol, Inc. will be held on April 16, 2007, at 7:30 a.m., Pacific Time, at 5701 Lindero Canyon Road, Suite 2-100, Westlake Village, California, the offices of the Company, for the following purposes:

1.	To elect a Director to hold office until the year 2010 Annual Meeting or until such Director’s successor is elected and qualified;

2.	To ratify the selection of Kabani & Company, Inc. as independent auditors for the year ending September 30, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Only stockholders of record at the close of business on February 15, 2007 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ James A. Latty, PhD, PE
James A. Latty, PhD, PE
Chief Executive Officer
Westlake Village, California
April 2, 2007